Exhibit 99.1

AlTi Global, Inc. Announces Completion of Exchange Offer and Consent Solicitation and

Notice of Exercise Right to Mandatorily Exchange Remaining Outstanding Warrants

NEW YORK, NY, June 7, 2023 – June 7, 2023 – AlTi Global, Inc. (“AlTi,” “we” or the “company”) (NASDAQ: ALTI), a leading independent global wealth and asset manager, today announced the completion of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants, consisting of: (i) the warrants sold as part of the units in the initial public offering of Cartesian Growth Corporation, a special purpose acquisition corporation with whom AlTi completed a business combination in January 2023 (the “IPO”) whether they were purchased in the IPO or thereafter in the open market (the “Public Warrants”) and (ii) the warrants sold as part of the units in a private placement that occurred simultaneously with the IPO (the “Private Warrants” and, together with the Public Warrants, the “Warrants”). The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on June 2, 2023. With the completion of the Offer and Consent Solicitation, AlTi has exercised its right under the warrant amendment to require the exchange of untendered Warrants on June 22, 2023, as described below. Following the completion of such exchange of untendered Warrants, the Company will have eliminated all of its Warrants, simplified the company’s capital structure and reduced any future dilutive impact of the Warrants.

Holders of the Warrants that were tendered prior to the expiration of the Offer and Consent Solicitation received 0.25 shares of Class A Common Stock in exchange for each warrant tendered. The Company issued 4,864,275 shares of Class A Common Stock in exchange for the Warrants tendered in the Offer. On June 7, 2023, the Company and Continental Stock Transfer & Trust Company entered into the related amendment to the Amended and Restated Warrant Agreement, dated as of January 3, 2023, by and between the same parties, which governs all of the Warrants, to permit the Company to require that each warrant that is outstanding upon the closing of the Offer be exchanged for 0.225 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “Warrant Amendment”).

On June 7, 2023, the Company provided notice of the exercise of its right, in accordance with the terms of the Warrant Amendment, to acquire and retire all remaining untendered Warrants in exchange for Class A Common Stock at an exchange ratio of 0.225 shares of Class A Common Stock for each untendered Warrant. The Company has fixed the date for such exchange as June 22, 2023. Following such exchange, no Warrants will remain outstanding.

Oppenheimer & Co. Inc. was the Dealer Manager for the Offer and Consent Solicitation. Innisfree M&A Incorporated served as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the Exchange Agent.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook“ or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the consummation of the Offer and Consent Solicitation, the entry into the Warrant Amendment, and the effects of the Offer on our capital structure. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the company. These forward-looking statements are subject to a number of risks and uncertainties, including the company’s ability to successfully complete the Offer and Consent Solicitation; company’s projected financial information, growth rate, and market opportunity; the effect of economic downturns and political and market conditions beyond the company’s control, including a reduction in consumer discretionary spending that could adversely affect the company’s business, financial condition, results of operations and prospects; company’s ability to grow and manage growth profitably; company’s ability to raise financing in the future, if and when needed; the impact of applicable laws and regulations, whether in the United States, United Kingdom or other foreign countries, and any changes thereof, on the company; the impact of the company’s dependence on leverage by certain funds, underlying investment funds and portfolio companies and related volatility; the company’s ability to successfully compete against other companies; and the risks discussed in the company’s Registration Statement on Form S-4 filed on May 5, 2023, under the heading “Risk Factors” and other documents of the company filed, or to be filed, with the SEC. If any of these risks materialize or any of the company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the company presently does not know of or that the company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the company’s expectations, plans or forecasts of future events and views as of the date of this press release. The company anticipates that subsequent events and developments will cause the company’s assessments to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About AlTi

AlTi is a leading independent global wealth and asset manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $67 billion in combined assets and has an expansive network with over 460 professionals across three continents. For more information, please visit us at www.Alti-global.com.

Contacts

Lily Arteaga

Head of Investor Relations

AlTi Global, Inc.

investor@alti-global.com